UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676 9695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Stock Market LLC
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2021, the Board of Directors (the “Board”) of Clene Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Vallerie V. McLaughlin, M.D. as a member of the Board, effective August 5, 2021. Dr. McLaughlin will serve as a Class III Director for the remainder of the current three (3) year term until the 2024 Annual Meeting of Stockholders, and until her successor is duly elected and qualified. Dr. McLaughlin was appointed as the third member of the Nominating and Corporate Governance Committee, effective contemporaneously upon her election to the Board.

The Board determined that Dr. McLaughlin qualifies as an independent director under the director independence standards set forth by the U.S. Securities and Exchange Commission and applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). There are no arrangements or understandings between Dr. McLaughlin and any other person pursuant to which Dr. McLaughlin was appointed as a director. There are no transactions involving Dr. McLaughlin that are reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s Board of Directors Compensation Program (the “Program”) for nonemployee directors, and as approved by the Compensation Committee of the Board, Dr. McLaughlin received an award of non-qualified common stock options in connection with her appointment for 45,000 shares of the Company’s common stock with an exercise price of $9.37, equal to the closing price of the Company’s common stock on Nasdaq on August 5, 2021. The options vest in 36 equal installments on the last day of each calendar month, beginning August 31, 2021, until such shares are fully vested. In connection with the quarterly meeting of the Board on August 5, 2021, Dr. McLaughlin also received awards of non-qualified stock options having a value equal to the Black-Scholes equivalent of (i) $10,000 for service on the Board, and (ii) $1,000 for service on the Nominating and Corporate Governance Committee, with an exercise price of $9.37, equal to the closing price of the Company’s common stock on Nasdaq on August 5, 2021. The options vested immediately upon grant.

Item 8.01 Other Events.

On August 5, 2021, the Company issued a press release announcing the appointment of Dr. McLaughlin to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated August 5, 2021 announcing the appointment of Dr. Vallerie McLaughlin to the Board of Directors
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clene Inc.

Date: August 9, 2021	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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